QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2016, except for Note 1 and Note 16a as to which the date is November 17, 2016 and Note 16b as to which the date is January 17, 2017, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-215372) and related Prospectus of Jounce Therapeutics, Inc. dated January 17, 2017.

/s/ Ernst & Young LLP
Boston, Massachusetts January 17, 2017

QuickLinks

  Exhibit 23.1